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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-30754, 333-31249, 333-58743, 333-62939 and 333-81503 Forms
S-8 No. 33-38304, 33-52228, 33-52226, 33-68076, 33-81284, 33-79496,
333-36713, 333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-90675,
333-90671, 333-90673, 333-87971, 333-12903, and 333-38222) of Staples, Inc.
and in the related Prospectus of our report dated March 3, 2000, except for Note R, as to which the date is April 5, 2000 with respect to the consolidated financial statements of Staples, Inc., included in this Annual Report (Form 10-K/A2) for the year ended January 29, 2000.

                                                 /S/ ERNST & YOUNG LLP
                                                 ------------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
June 28, 2000